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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our reports dated March 29, 1999 and March 4, 1998, on the financial statements of Granite Canyon Quarry, which financial statements are consolidated into Kiewit Materials Company and subsidiaries' consolidated financial statements for the year three years ended December 26, 1998. We also consent to the reference to our firm under the caption "Experts" in this registration statement.




                                            Arthur Andersen LLP


Denver, Colorado
February 17, 1999